UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2011

Gran Tierra Energy Inc.
(Exact name of Registrant as specified in its charter)

Nevada	001-34018	98-0479924
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300, 625 - 11th Avenue S.W.
Calgary, Alberta, Canada T2R 0E1
(Address of principal executive offices)

 (403) 265-3221
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  The purpose of this amendment is solely to report that on December 22, 2011, Ecopetrol delivered to Gran Tierra a new notice of termination of the Gran Tierra Colombia Agreement (defined below), and delivered to Solana Colombia a new notice of termination of the Solana Colombia Agreement (defined below), which extends the proposed completion date to January 31, 2012, rather than the previous proposed completion date of January 2, 2012.  Such date may be further extended by Ecopetrol until such time as the new crude oil sales and crude oil transportation agreements are executed by the parties.

Item 1.02.  Termination of a Material Definitive Agreement.

Gran Tierra Energy Inc. (“Gran Tierra”), through its wholly owned subsidiaries Gran Tierra Energy Colombia Ltd. (“Gran Tierra Colombia”) and Solana Petroleum Exploration Colombia Ltd. (“Solana Colombia”), has been in negotiations with Ecopetrol with respect to entering into separate crude oil sales and crude oil transportation agreements to replace (1) the agreement, dated July 27, 2011, between Gran Tierra Colombia and Ecopetrol (the “Gran Tierra Colombia Agreement”), pursuant to which Gran Tierra Colombia agreed to sell to Ecopetrol, and Ecopetrol agreed to purchase from Gran Tierra Colombia, all of the volume of crude oil production produced in the Chaza Block, Santana Block and Guayuyaco Block owned by Gran Tierra Colombia, and (2) the agreement, dated July 27, 2011, between Solona Colombia and Ecopetrol (the “Solana Colombia Agreement”), pursuant to which Solona Colombia agreed to sell to Ecopetrol, and Ecopetrol agreed to purchase from Solona Colombia, all of the volume of crude oil production produced in the Chaza Block, Santana Block and Guayuyaco Block owned by Solona Colombia.  The volume of crude oil under each of these agreements does not include the volume of oil owned by the National Hydrocarbons Agency (ANH) corresponding to royalties.  Both the Gran Tierra Colombia Agreement and Solona Colombia Agreement have expiration dates of June 30, 2012.

Under the Gran Tierra Colombia Agreement and the Solana Colombia Agreement, Ecopetrol purchases crude oil at delivery points in the Putamayo basin.  Under the proposed crude oil sales agreements Ecopetrol would purchase crude oil from Gran Tierra Colombia and Solana Colombia at the Tumaco Terminal, which is located on the Pacific coast of Colombia.  Under the proposed crude oil transportation agreements, the crude oil would be transported by Ecopetrol from the Putamayo basin to the Tumaco Terminal.

In connection with the proposed replacement of the Gran Tierra Colombia Agreement and Solona Colombia Agreement, Ecopetrol has delivered to Gran Tierra drafts of new crude oil sales and crude oil transportation agreements and, on December 6, 2011, delivered to Gran Tierra Colombia a notice of termination of the Gran Tierra Colombia Agreement, and delivered to Solana Colombia a notice of termination of the Solana Colombia Agreement, each with a proposed completion date of January 2, 2012.

On December 22, 2011, Ecopetrol delivered to Gran Tierra a new notice of termination of the Gran Tierra Colombia Agreement, and delivered to Solana Colombia a new notice of termination of the Solana Colombia Agreement, extending the proposed completion date of each agreement to January 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gran Tierra Energy Inc.

By:	/s/ David Hardy
	Name:	David Hardy
	Title:	General Counsel, Vice President, Legal and Secretary

Dated: December 27, 2011